Filed in the office of                   Document Number 20070531704-29
Ross Miller                   Filing Date and Time 08/02/2007  11:59 AM
Secretary of State                          Entity Number E0545322007-7
State of Nevada
In the office of the Secretary of State
of the State of California
December 18, 2006

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)


1.  Name of Corporation:      EXCEL GLOBAL, INC.

2.  Resident Agent
    Name and Street Address:  CSC SERVICES OF NEVADA, INC.
                              502 EAST JOHN STREET, CARSON CITY 89706

3.  Shares:                   Number of shares without par value: 1,500

4.  Names & Addresses of the
    Board of Directors/
    Trustees:                 BETTY SYTNER
                              643 S. OLIVE ST  SUITE 777
                              LOS ANGELES, CA 90014

5.  Purpose: (optional)

6.  Name, address and Signature
    of Incorporator:          CSC SERVICES OF NEVADA, INC.
                              /s/J. Hamtak
                              ------------------------------------
                              Authorized Signature

7.  Certificate of Acceptance
    Of Appointment of Resident
    Agent: I hereby accept appointment as Resident Agent for the above named corporation.

                              /s/J. Hamtak
                              ------------------------------------
                              Authorized Signature